                    As filed with the Securities and Exchange



                         Commission on October 4, 2000

                                                      Registration No. 333-16077
                                                      ----------------

                                 ---------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              M&T BANK CORPORATION
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

         New York                                                 16-0968385
---------------------------------                            -------------------
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

    One M&T Plaza, Buffalo, New York                                       14203
----------------------------------------                     -------------------
(Address of Principal Executive Offices)                              (Zip Code)


                              M&T Bank Corporation
                        Retirement Savings Plan and Trust
                        ---------------------------------
                            (Full title of the Plan)

                           Richard A. Lammert, Esquire
                    Senior Vice President and General Counsel
                              M&T Bank Corporation
                                  One M&T Plaza
                             Buffalo, New York 14203
                        --------------------------------
                     (Name and address of agent for service)

                                 (716) 842-5390
                     --------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                             Steven Kaplan, Esquire
                                 Arnold & Porter
                            555 Twelfth Street, N.W.
                             Washington, D.C. 20004
                                  202-942-5998

                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------

                                    Proposed       Proposed
                                    Maximum        Maximum
Title Of         Amount             Offering       Aggregate    Amount of
Securities To    To be              Price          Offering     Registration
Be Registered    Registered         Per Share (3)  Price (3)    Fee (3)

Common Stock     1,000,000          N/A            N/A          N/A
$.50 Par Value   shares (1) (2)

(1) Includes 100,000 shares of Common Stock originally registered pursuant to the Company's Registration Statement on Form S-8 (File No. 333-16077) as filed with the Securities and Exchange Commission on November 13, 1996, and 900,000 shares of Common Stock hereby registered pursuant to Rule 416(b) under the Securities Act of 1933, as amended, in connection with the Registrant's ten-for-one stock split declared on September 19, 2000.

(2) Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of shares of securities registered on this Registration Statement will be increased as a result of future stock splits, stock dividends or similar transactions that occur prior to the distribution of the securities covered by this registration statement.

(3) The registration fee was paid and the information relating to its calculation was previously provided with the Company's Registration Statement on Form S-8 (File No. 333-16077) as filed with the Securities and Exchange Commission on November 13, 1996.

---------------------------------------------------------------

                 EXPLANTORY NOTE AND INCORPORATION BY REFERENCE

         This Post-Effective Amendment No. 1 to Registration Statement 333-16077 (the "Registration Statement") of M&T Bank Corporation, formerly First Empire State Corporation, a New York Corporation (the "Company") is filed by the Company pursuant to Rule 416(b) under the Securities Act of 1933, as amended, to reflect the increase in the number of shares, and the reduction in par value from $5.00 to $.50 per share, of the Company's Common Stock registered under the Registration Statement as a result of a ten-for-one stock split declared on September 19, 2000, payable on October 5, 2000 to stockholders of record on September 29, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on October 3, 2000.

                                       M&T BANK CORPORATION


                                       By:  /s/ Michael P. Pinto
                                            ---------------------------------
                                           Michael P. Pinto
                                           Executive Vice President and
                                           Chief Financial Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on October 3, 2000.

Signature                        Title



*
 -------------
Robert G. Wilmers                Chairman of the Board, President and
                                 Chief Executive Officer (Principal
                                 Executive Officer)



*/s/ Michael P. Pinto
 --------------------
Michael P. Pinto                 Executive Vice President and
                                 Chief Financial Officer (Principal
                                 Financial and Accounting Officer)

*
 -------------
Brent D. Baird                   Director



*
 -------------
John H. Benisch                  Director



*
 -------------
C. Angela Bontempo               Director



*
 -------------
Robert T. Brady                  Director



*
 -------------
Patrick J. Callan                Director



*
 -------------
Richard E. Garman                Director



*
 -------------
James V. Glynn                   Director



*
 -------------
Patrick W.E. Hodgson             Director

*
 -------------
Jorge G. Pereira                 Director



*
 -------------
Samuel T. Hubbard, Jr.           Director



*
 -------------
Herbert L. Washington            Director






*By /s/ Timothy G. McEvoy
    -----------------------
    Timothy G. McEvoy
    (Attorney-in-Fact)

Pursuant to the requirements of the Securities Act of 1933, the Committee which administers the M&T Bank Corporation Retirement Savings Plan and Trust has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York on October 2, 2000.

                                          /s/ Robert E. Sadler, Jr.
                                          -------------------------
                                          Robert E. Sadler, Jr.

                                          /s/ Ray E. Logan
                                          ----------------
                                          Ray E. Logan

                                          /s/ Michael P. Pinto
                                          --------------------
                                          Michael P. Pinto

                                          /s/ Mark J. Czarnecki
                                          ---------------------
                                          Mark J. Czarnecki

                                          /s/James L. Hoffman
                                          -------------------
                                          James L. Hoffman